Exhibit 11


                         CONSENT OF INDEPENDENT AUDITORS


             We hereby consent to the use of our report dated December 26, 1996, except for Note 6, as to which the date is January 29, 1997, on the financial statements of the PIA Adjustable Rate Government Securities Fund, the Government Income Fund, the Growth Fund, the Growth & Income Fund, the Gold Fund, the Technology Fund and the Gaming and Leisure Fund (subsequently known as the Monterey PIA Short-Term Government Fund, the Monterey Camborne Government Income Fund, the Monterey PIA Equity Fund, the Monterey Murphy New World Technology Convertibles Fund, the Monterey OCM Golf Fund, the Monterey Murphy New World Technology Fund and the Monterey Murphy New World Biotechnology Fund, respectively) series of Monterey Mutual Fund (formerly Monitrend Mutual Fund) referred to therein, which is incorporated by reference in the Statement of Additional Information, in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.

             We also consent to the reference to our firm in the Prospectus under the caption "General Information" and in the Statement of Additional Information under the caption "General."


                                      /s/ McGladrey & Pullen, LLP

                                      McGLADREY & PULLEN, LLP

   New York, New York
   September 26, 1997